Exhibit 99.1

COMPANY CONTACTS:		AT FINANCIAL RELATIONS BOARD:
James Mead	Ryan Bowie	Tim Grace
Chief Financial Officer	Assistant Treasurer	Media Inquiries
(312) 658-5740	(312) 658-5766	(312) 640-6667

FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 6, 2006

STRATEGIC HOTELS & RESORTS REPORTS THIRD QUARTER 2006

FINANCIAL RESULTS

Chicago, IL – November 6, 2006 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the third quarter and the nine-month period ending September 30, 2006.

Third Quarter Financial Highlights

•	Increase of 7.4 percent Total RevPAR and 9.3 percent RevPAR in the Total North American portfolio for the third quarter 2006. Growth was driven by a 10.7 percent increase in ADR and offset by a 1.2 percent decrease in occupancy.

•	Increase of 6.1 percent Total RevPAR and 9.0 percent RevPAR in the North American same store portfolio for the third quarter 2006. Growth was driven by a 10.8 percent increase in ADR and offset by a 1.5 percent decrease in occupancy.

•	The financial results of the company were adversely impacted during the quarter by political demonstrations in Mexico affecting the Four Seasons Mexico City and the threat of hurricanes causing an anticipated loss of group meetings business at the Miami InterContinental Hotel. Excluding these properties, Total North American RevPAR increased 10.1 percent and RevPAR increased 11.7 percent.

•	North American same store property EBITDA margin expansion of 60 basis points. Margin expansion by 210 basis points in gross operating profit for Total North American hotels.

•	Quarterly Comparable EBITDA of $56.0 million, a 114.4 percent increase over the third quarter 2005.

•	Quarterly Comparable FFO of $0.35 per fully converted share, a 25.0 percent increase over the third quarter 2005.

Nine-Month Financial Highlights

•	Increase of 9.3 percent Total RevPAR and 10.3 percent RevPAR in the Total North American portfolio for the nine-month period of 2006. Growth was driven by a 10.6 percent increase in ADR and offset by a 0.3 percent decrease in occupancy.

•	Increase of 7.9 percent Total RevPAR and 9.0 percent RevPAR in the North American same store portfolio for the nine-month period of 2006. Growth was driven by a 9.2 percent increase in ADR and offset by a 0.3 percent decrease in occupancy.

•	North American same store property EBITDA margin expansion of 240 basis points. Margin expansion by 230 basis points in gross operating profit for Total North American hotels.

Third Quarter Activities

•	Closed on the acquisition of the Ritz-Carlton Laguna Niguel in Dana Point, California for $330.0 million, in addition to the assumption of $8.6 million of debt.

•	Closed on the disposition of the Marriott Rancho Las Palmas Resort in Rancho Mirage, California for $56.0 million.

•	Closed on the acquisition of the Marriott Grosvenor Square in London, England for £103.0 million ($192.0 million).

•	Closed on the acquisition of the remaining 65.0 percent interest in the entity owning the InterContinental Hotel in Prague, Czech Republic for $68.8 million, in addition to the assumption of $56.5 million in debt.

•	Closed on the acquisition of the Fairmont Scottsdale Princess in Scottsdale, Arizona for $345.0 million, in addition to $15.0 million for an adjacent 10-acre development parcel.

•	Closed on the disposition of the Hilton Burbank Airport in Burbank, California for $125.0 million.

•	Entered into an agreement to acquire at completion new hotel development space in the Aqua Building, a to-be-built mixed use building adjacent to the company’s Fairmont Chicago property in Chicago, Illinois for $82.4 million.

Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, commented, “Our properties continued to demonstrate sound operating fundamentals during the quarter. However, overall results were impacted by the threat of hurricanes in Florida and on the Pacific Coast of Mexico that temporarily displaced business at the InterContinental Miami and the Four Seasons Punta Mita, and political demonstrations after the Mexican presidential election that caused a virtual shutdown of our Four Seasons Mexico City hotel during most of the third quarter.”

Mr. Geller continued, “We strengthened and diversified our portfolio during the quarter by completing nearly $1 billion in high quality acquisitions, including the Ritz-Carlton Laguna Niguel, the Fairmont Scottsdale Princess, the Marriott Grosvenor Square in London and the buy out of our 65 percent partner in the InterContinental Prague. We continued our strategic disposition program and recycled nearly $180 million of capital as a result of selected asset sales. We remain committed to building an industry-leading, value adding, high end hotel company underpinned by great and often unique real estate and, in this quarter, we continued our efforts towards that end. With supply in our various markets far outpaced by demand, and no immediate end to this imbalance generally in sight, our properties will continue to be the beneficiaries of these favorable dynamics. Our operational, marketing and physical improvement master plans will position the company to take even further advantage of these favorable trends.”

“Same store” hotel comparisons for the third quarter 2006 are derived from the company’s North American portfolio at September 30, 2006, consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain nine properties and exclude the Fairmont Chicago, acquired on September 1, 2005, the Four Seasons Washington, D.C., acquired on March 1, 2006, the unconsolidated Hotel del Coronado, acquired on January 9, 2006, the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005, due to damage resulting from Hurricane Katrina, the Westin St. Francis, acquired on June 1, 2006, the Ritz-Carlton Laguna Niguel, acquired on July 7, 2006, and the Fairmont Scottsdale Princess, acquired on September 1, 2006. “Same store” hotel comparisons for the nine-month period-over-period are derived from the company’s North American portfolio at September 30, 2006, consisting of properties held for seven or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain seven properties and exclude the InterContinental Chicago and InterContinental Miami, both acquired on April 1, 2005, the Fairmont Chicago, the Four Seasons Washington, D.C., the Hotel del Coronado, the Hyatt Regency New Orleans, the Westin St. Francis, the Ritz-Carlton Laguna Niguel, and the Fairmont Scottsdale Princess.

Total North American portfolio comparisons are derived from the company’s hotel portfolio at September 30, 2006, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, total North American portfolio comparisons contain 12 properties and exclude the Four Seasons Washington, D.C., the Ritz-Carlton Laguna Niguel, the Hotel del Coronado, and the Hyatt Regency New Orleans.

Operating Results

The company reported net income available to common shareholders of $91.4 million, or $1.21 per diluted share, for the third quarter of 2006, compared with net loss available to common shareholders of $(1.2) million, or $(0.03) per diluted share, for the third quarter of 2005.

For the nine-month period ending September 30, 2006, the company reported net income available to common shareholders of $101.7 million, or $1.54 per diluted share, compared with net income available to common shareholders of $9.5 million, or $0.29 per diluted share, in the prior period.

Adjusted EBITDA for the third quarter of 2006 was $143.7 million, compared to $26.1 million for the third quarter of 2005. Excluding gain on sale of assets of $89.3 million, loss on early extinguishment of debt of $0.9 million and $0.6 million in planning costs related to the New Orleans Jazz District, Comparable EBITDA was $56.0 million for the third quarter of 2006 versus Comparable EBITDA of $26.1 million for the third quarter of 2005.

For the nine-month period ending September 30, 2006, Adjusted EBITDA was $218.5 million compared to $88.6 million in the prior year period. Excluding gain on sale of assets of $89.3 million, termination costs related to the Marriott Rancho Las Palmas of $9.7 million, loss on early extinguishment of debt of $0.9 million and $2.1 million in planning costs related to the New Orleans Jazz District, Comparable EBITDA was $142.0 million for the nine-month period versus Comparable EBITDA of $88.6 million for the prior period.

FFO in the third quarter of 2006 was $25.6 million, or $0.33 per fully converted share, compared to $13.0 million, or $0.28 per fully converted share, in the third quarter of 2005. Excluding $0.6 million in planning costs related to the New Orleans Jazz District, the related net tax benefits of $(0.2) million, and loss on early extinguishment of debt of $0.9 million, Comparable FFO was $27.0 million, or $0.35 per fully converted share, for the third quarter of 2006 versus Comparable FFO of $13.0 million, or $0.28 per fully converted share, for the third quarter of 2005. “Fully converted” per share results represent FFO before certain minority interest adjustments, divided by the weighted average total number of shares, restricted stock units, stock options and operating partnership units convertible into shares.

For the nine-month period ending September 30, 2006, FFO was $67.1 million, or $0.99 per fully converted share, compared to $52.1 million, or $1.24 per fully converted share, in the prior period. Excluding termination costs related to the Marriott Rancho Las Palmas of $9.7 million, $2.1 million in planning costs related to the New Orleans Jazz District, the related net tax benefits of $(4.5) million, and loss on early extinguishment of debt of $0.9 million, Comparable FFO was $75.4 million, or $1.11 per fully converted share, for the nine-month period versus Comparable FFO of $52.1 million, or $1.24 per fully converted share, for the prior period.

North American same store portfolio Total RevPAR increased 6.1 percent during the third quarter of 2006 over the prior period in 2005, driven by 2.2 percent growth in non-rooms revenues and 9.0 percent growth in RevPAR. Same store ADR grew 10.8 percent and occupancy decreased 1.5 percent. For the nine-month period ending September 30, 2006, Total RevPAR increased 7.9 percent, driven by 6.8 percent growth in non-rooms revenues and 9.0 percent growth in RevPAR. Same store ADR grew 9.2 percent and occupancy decreased 0.3 percent.

Total North American portfolio Total RevPAR increased 7.4 percent during the third quarter of 2006 over the prior period in 2005, driven by 4.8 percent growth in non-room revenues and 9.3 percent growth in RevPAR. Total North American portfolio ADR grew 10.7 percent and occupancy decreased 1.2 percent. For the nine-month period ending September 30, 2006, Total RevPAR increased 9.3 percent, driven by

7.9 percent growth in non-room revenues and 10.3 percent growth in RevPAR. Total North American portfolio ADR grew 10.6 percent and occupancy decreased 0.3 percent.

For the company’s European hotels, Total RevPAR for the third quarter of 2006 increased by 16.3 percent over the third quarter of 2005, due to an 11.8 percent increase in ADR and a 3.7 percent increase in occupancy. For the nine-month period ending September 30, 2006, Total RevPAR increased 11.2 percent and RevPAR increased 11.0 percent over the prior period.

North American same store EBITDA margins improved by 60 basis points in the third quarter of 2006 compared with the prior period in 2005, primarily due to increases in ADR and offset by impact of political demonstrations in Mexico City. Total North American gross operating profit margins increased 210 basis points in the third quarter of 2006 compared with the prior period in 2005 due to increases in ADR.

Portfolio Update

The company closed on the acquisition of the Ritz-Carlton Laguna Niguel in Dana Point, California from Strategic Hotel Capital, L.L.C. for a purchase price of $330.0 million plus assumed debt of $8.6 million.

The company closed on the disposition of the Marriott Rancho Las Palmas Resort in Rancho Mirage, California to an affiliate of KSL Capital Partners, LLC for a sales price of $56.0 million.

The company closed on the acquisition of the Marriott Grosvenor Square in London, England from an affiliate of Blackstone Real Estate Partners for a purchase price of £103.0 million ($192.0 million).

The company closed on its purchase of a 65.0% interest in the entity that owned the InterContinental Hotel in Prague, Czech Republic, for $68.8 million from an affiliate of GIC Real Estate, Inc. The purchase brought the company’s interest in the entity that owned the property to 100%. Including the assumption of $56.5 million in debt, the company’s total investment to acquire the 65% interest was $125.3 million.

The company closed on the acquisition of the Fairmont Scottsdale Princess in Scottsdale, Arizona from an affiliate of Fairmont Raffles Holdings International for $345.0 million, and an adjacent 10-acre development parcel for $15.0 million.

The company closed on the disposition of the Hilton Burbank Airport in Burbank, California to Pyramid Hotel Opportunity Venture II, LLC for a sales price of $125.0 million.

The company entered into an agreement to acquire at completion an interest in a to-be-built mixed use building adjacent to the Fairmont Chicago property consisting of approximately 15 floors that will primarily house 210 hotel suites, meeting and prefunction space, hotel lobby and related areas, for approximately $82.4 million

Balance Sheet and Capital Markets Activity

During the third quarter the company amended its bank credit facility, increasing the facility to $225.0 million.

The company entered into $300.0 million in interest rate swap agreements.

After the close of the third quarter, the company completed a refinancing of its $202.0 million loan securing the InterContinental Chicago and Miami hotels. The company replaced the existing loan with financings totaling $211.0 million, reducing the borrowing cost from LIBOR plus 175 basis points to an average of LIBOR plus 50 basis points.

Quarterly Dividend Distribution

The Board of Directors declared a quarterly dividend of $0.23 per share of common stock. The dividend was payable to shareholders of record as of September 29, 2006 and was paid on October 10, 2006. Additionally, for shareholders of record as of September 19, 2006, the Board declared a quarterly dividend of $0.53125 per share of 8.50% Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25% Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25% Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on September 29, 2006.

2006 Outlook

Management revised its full year 2006 guidance for Comparable FFO, FFO per fully converted share and Comparable EBITDA. Comparable EBITDA will be in the range of $195.2 million to $197.7 million, Comparable FFO will be in the range of $95.5 million to $98.0 million, and Comparable FFO per fully converted share will be in the range of $1.36 to $1.40.

The company expects 2006 North American same store Total RevPAR growth to be in the range of 7.0 percent to 8.5 percent and 2006 North American same store RevPAR growth to be in the range of 9.0 percent to 10.5 percent.

The company expects 2006 Total North American Total RevPAR growth to be in the range of 7.5 percent to 9.0 percent and 2006 Total North American store RevPAR growth to be in the range of 9.5 percent to 11.0 percent.

The following tables reconcile projected 2006 net income to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income	$96.1	$98.5
Deferred Tax on Realized Portion of Deferred Gain	1.3	1.3
Realized Portion of Deferred Gain on Sale Leasebacks	(4.4)	(4.4)
Depreciation	77.7	77.7
Depreciation from Unconsolidated Affiliates	6.2	6.2
Minority Interests	1.8	1.8
Adjustments from Consolidated Joint Ventures	(2.2)	(2.2)
Gain on Sale of Assets	(89.3)	(89.3)
Adjustments for Termination Costs, Tax Benefit & Other	8.3	8.3

Comparable Funds from Operations	$95.5	$98.0
Comparable FFO per Fully Converted Share	$1.36	$1.40

	Low Range	High Range
Net Income	$96.1	$98.5
Preferred Shareholder Dividends	24.5	24.5
Realized Portion of Deferred Gain on Sale Leasebacks	(4.4)	(4.4)
Depreciation	77.7	77.7
Minority Interests	1.8	1.9
Adjustments from Consolidated Joint Ventures	(4.7)	(4.7)
Interest Expense	53.0	53.0
Adjustments from Unconsolidated Affiliates	27.7	27.7
Income Taxes	0.0	0.0
Gain on Sale of Assets	(89.3)	(89.3)
Adjustments for Termination Cost & Other	12.8	12.8

Comparable EBITDA	$195.2	$197.7

Fourth Quarter 2006 Guidance

For the fourth quarter of 2006, the company anticipates that Comparable EBITDA will be in the range of $53.1 million to $55.6 million, Comparable FFO will be in the range of $20.1 million to $22.6 million, and Comparable FFO per fully converted share will be in the range of $0.26 to $0.29.

The company expects fourth quarter 2006 North American same store Total RevPAR growth to be in the range of 3.0 percent to 5.0 percent and fourth quarter 2006 North American same store RevPAR growth to be in the range of 7.0 percent to 9.0 percent.

The company expects fourth quarter 2006 Total North American Total RevPAR growth to be in the range of 3.5 percent to 5.5 percent and fourth quarter 2006 Total North American RevPAR growth to be in the range of 9.0 percent to 11.0 percent.

The following tables reconcile projected fourth quarter 2006 net loss to projected Comparable FFO and Comparable EBITDA.

	Low Range	High Range
Net Loss	$(5.7)	$(3.3)
Deferred Tax on Realized Portion of Deferred Gain	0.3	0.3
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	25.8	25.8
Depreciation from Unconsolidated Affiliates	1.3	1.3
Minority Interests	0.0	0.1
Adjustments from Consolidated Joint Ventures	(0.5)	(0.5)

Comparable Funds from Operations	$20.1	$22.6
Comparable FFO per Fully Converted Share	$0.26	$0.29

	Low Range	High Range
Net Loss	$(5.7)	$(3.3)
Preferred Shareholder Dividends	7.5	7.5
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	25.8	25.8
Minority Interests	0.0	0.1
Adjustments from Consolidated Joint Ventures	(1.4)	(1.4)
Interest Expense	20.8	20.8
Adjustments from Unconsolidated Affiliates	6.2	6.2
Income Taxes	1.0	1.0

Comparable EBITDA	$53.1	$55.6

Earnings Conference Call / Webcast

The company will conduct its third quarter 2006 conference call for investors and other interested parties on Tuesday, November 7 at 9:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by dialing 800-811-8845 (international: 913-981-4905). To participate on the webcast, log on to www.strategichotels.com or www.earnings.com approximately 15 minutes before the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings news release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the investor relations section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 20 properties with an aggregate of 10,000 rooms. For further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotel& Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: satisfaction of all closing conditions; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Rooms	$108,577	$56,934	$258,772	$164,657
Food and beverage	63,863	34,536	155,517	100,983
Other hotel operating revenue	21,062	10,212	46,828	30,689

	193,502	101,682	461,117	296,329
Lease revenue	7,938	5,514	15,707	13,493

Total revenues	201,440	107,196	476,824	309,822

Operating Costs and Expenses:
Rooms	27,909	14,306	63,901	38,958
Food and beverage	46,513	25,086	109,604	70,827
Other departmental expenses	51,076	29,559	119,784	80,489
Management fees	7,698	2,888	16,289	10,807
Other hotel expenses	13,071	6,523	30,143	18,203
Lease expense	3,798	2,977	10,417	9,968
Depreciation and amortization	21,892	11,748	49,357	31,740
Corporate expenses	5,764	5,379	18,353	14,786

Total operating costs and expenses	177,721	98,466	417,848	275,778

Operating income	23,719	8,730	58,976	34,044

Interest expense	(15,835)	(9,384)	(30,311)	(25,204)
Interest income	843	357	3,264	1,063
Equity in earnings of joint ventures	1,201	757	254	2,315
Other income, net	1,010	1,436	3,688	4,346

Income before income taxes, minority interests and discontinued operations	10,938	1,896	35,871	16,564
Income tax benefit (expense)	114	18	(2,757)	(2,362)
Minority interest expense in SHR’s operating partnership	(154)	(396)	(694)	(3,305)
Minority interest income (expense) in consolidated affiliates	58	—	(731)	—

Income from continuing operations	10,956	1,518	31,689	10,897
Income (loss) from discontinued operations, net of tax and minority interests	87,932	(620)	87,104	3,232

Net income	98,888	898	118,793	14,129
Preferred shareholder dividends	(7,461)	(2,125)	(17,081)	(4,628)

Net income (loss) available to common shareholders	$91,427	$(1,227)	$101,712	$9,501

Basic Income (Loss) Per Share:
Income (loss) from continuing operations available to common shareholders per share	$0.05	$(0.01)	$0.22	$0.19
Income (loss) from discontinued operations per share	1.16	(0.02)	1.33	0.10

Net income (loss) available to common shareholders per share	$1.21	$(0.03)	$1.55	$0.29

Weighted-average common shares outstanding	75,570	36,691	65,740	32,420

Diluted Income (Loss) Per Share:
Income (loss) from continuing operations available to common shareholders per share	$0.05	$(0.01)	$0.22	$0.19
Income (loss) from discontinued operations per share	1.16	(0.02)	1.32	0.10

Net income (loss) available to common shareholders per share	$1.21	$(0.03)	$1.54	$0.29

Weighted-average common shares outstanding	75,780	36,691	66,008	32,605

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2006	December 31, 2005
Assets
Property and equipment	$2,594,674	$1,300,250
Less accumulated depreciation	(243,494)	(217,695)

Net property and equipment	2,351,180	1,082,555

Goodwill	411,624	66,656
Intangible assets (net of accumulated amortization of $2,645 and $1,340, respectively)	44,566	2,129
Investment in joint ventures	73,177	15,533
Cash and cash equivalents	83,960	65,017
Restricted cash and cash equivalents	53,635	32,115
Accounts receivable (net of allowance for doubtful accounts of $671 and $427,
respectively)	79,825	31,286
Deferred financing costs (net of accumulated amortization of $2,435 and $969,
respectively)	10,199	7,544
Deferred tax assets	43,748	35,594
Other assets	56,751	84,093
Insurance recoveries receivable	—	25,588

Total assets	$3,208,665	$1,448,110

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,425,757	$633,380
Bank credit facility	106,000	26,000
Accounts payable and accrued expenses	170,672	85,247
Distributions payable	17,985	11,531
Deferred tax liabilities	23,608	5,239
Deferred gain on sale of hotels	104,334	99,970
Insurance proceeds received in excess of insurance recoveries receivable	5,618	—

Total liabilities	1,853,974	861,367
Minority interests in SHR’s operating partnership	14,039	76,030
Minority interests in consolidated affiliates	11,891	11,616
Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,553	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	—
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,943	—
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,299,448 and 43,878,273 common shares issued and outstanding, respectively)	753	439
Additional paid-in capital	1,221,610	688,250
Deferred compensation	—	(1,916)
Accumulated deficit	(122,820)	(241,613)
Accumulated distributions	(118,946)	(53,142)
Accumulated other comprehensive income	893	9,526

Total shareholders’ equity	1,328,761	499,097

Total liabilities and shareholders’ equity	$3,208,665	$1,448,110

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Converted; and Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO - Fully Converted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO- Fully Converted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses and other non-recurring charges. We believe that the presentation of FFO, FFO - Fully Converted and Comparable FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO - Fully Converted, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation on a fully converted basis.

Reconciliation of Net Income (Loss) Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income (loss) available to common shareholders	$91,427	$(1,227)	$101,712	$9,501
Depreciation and amortization - continuing operations	21,892	11,748	49,357	31,740
Depreciation and amortization - discontinued operations	—	2,478	2,535	7,298
Interest expense - continuing operations	15,835	9,384	30,311	25,204
Interest expense - discontinued operations	618	1,324	1,918	3,703
Income taxes - continuing operations	(114)	(18)	2,757	2,362
Income taxes - discontinued operations	(281)	—	(3,981)	—
Minority interests	1,416	235	1,824	4,339
Adjustments from consolidated joint ventures	(1,126)	—	(3,296)	—
Adjustments from unconsolidated affiliates	7,655	1,113	21,519	3,135
Preferred shareholder dividends	7,461	2,125	17,081	4,628

EBITDA (a)	144,783	27,162	221,737	91,910
Realized portion of deferred gain on sale leasebacks	(1,059)	(1,048)	(3,216)	(3,294)

Adjusted EBITDA (a)	143,724	26,114	218,521	88,616

Gain on sale of assets - discontinued operations	(89,300)	—	(89,278)	—
Gain on sale of assets - continuing operations	—	—	(48)	(42)
Termination costs - discontinued operations	22	—	9,717	—
Planning costs - New Orleans Jazz District	603	—	2,124	—
Loss on early extinguishment of debt - discontinued operations	937	—	937	—

Comparable EBITDA	$55,986	$26,114	$141,973	$88,574

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Gain on sale of assets from discontinued operations amounted to $89,300 and $89,278 for the three and nine months ended September 30, 2006, respectively.

•	Gain on sale of assets from continuing operations amounted to $48 and $42 for the nine months ended September 30, 2006 and 2005, respectively.

•	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $22 and $9,717 for the three and nine months ended September 30, 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $603 and $2,124 for the three and nine months ended September 30, 2006, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $937 for the three and nine months ended September 30, 2006.

Reconciliation of Net Income (Loss) Available to Common Shareholders to

Funds From Operations (FFO), FFO - Fully Converted and Comparable FFO

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income (loss) available to common shareholders	$91,427	$(1,227)	$101,712	$9,501
Depreciation and amortization - continuing operations	21,892	11,748	49,357	31,740
Depreciation and amortization - discontinued operations	—	2,478	2,535	7,298
Gain on sale of assets - continuing operations	—	—	(48)	(42)
Gain on sale of assets - discontinued operations	(89,300)	—	(89,278)	—
Realized portion of deferred gain on sale leasebacks	(1,059)	(1,048)	(3,216)	(3,294)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	335	320	981	995
Minority interests adjustments	(331)	(3,055)	(1,408)	(8,302)
Adjustments from consolidated joint ventures	(566)	—	(1,702)	—
Adjustments from unconsolidated affiliates	1,444	529	4,910	1,574

FFO (a)	23,842	9,745	63,843	39,470
Convertible minority interests	1,747	3,290	3,232	12,641

FFO - Fully Converted (a)	25,589	13,035	67,075	52,111
Termination costs - discontinued operations	22	—	9,717	—
Deferred tax benefit on termination costs - discontinued operations	(9)	—	(3,790)	—
Planning costs - New Orleans Jazz District	603	—	2,124	—
Deferred tax benefit on planning costs - New Orleans Jazz District	(168)	—	(680)	—
Loss on early extinguishment of debt - discontinued operations	937	—	937	—

Comparable FFO	$26,974	$13,035	$75,383	$52,111

Comparable FFO per weighted-average fully converted shares and units outstanding	$0.35	$0.28	$1.11	$1.24

Weighted-average fully converted shares and units outstanding	77,264	46,216	67,718	42,080

(a)	FFO and FFO - Fully Converted have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $22 and $9,717 for the three and nine months ended September 30, 2006, respectively.

•	Deferred tax benefit on termination costs included in discontinued operations amounted to $9 and $3,790 for the three and nine months ended September 30, 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $603 and $2,124 for the three and nine months ended September 30, 2006, respectively.

•	Deferred tax benefit on planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $168 and $680 for the three and nine months ended September 30, 2006, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $937 for the three and nine months ended September 30, 2006.

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (ii) exclusion of Hilton Burbank Airport and Convention Center, Marriott Rancho Las Palmas, Marriott Schaumburg and Embassy Suites Lake Buena Vista Resort as their results of operations were reclassified to discontinued operations; and (iii) presentation of the hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: Hotel del Coronado (January 9, 2006), Four Seasons Washington, D.C. (March 1, 2006), Westin St. Francis (June 1, 2006) Ritz-Carlton Laguna Niguel (July 7, 2006), Marriott London Grosvenor Square (August 31, 2006) and Fairmont Scottsdale Princess (September 1, 2006).

United States Hotels (as of September 30, 2006)

Acquisition property revenues - 5 Properties and 3,129 Rooms

Same store property revenues - 8 Properties and 4,225 Rooms

	Three Months Ended
	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	Total
Acquisition property revenues	$—	$31,667	$59,198	$111,663	$202,528
Same store property revenues	98,504	94,247	105,914	99,736	398,401

Total revenues	$98,504	$125,914	$165,112	$211,399	$600,929
Same store seasonality %	24.7%	23.7%	26.6%	25.0%	100.0%

Mexican Hotels (as of September 30, 2006)

Same store property revenues - 2 Properties and 385 Rooms

	Three Months Ended
	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	Total
Same store property revenues	$15,891	$20,119	$17,338	$12,233	$65,581
Same store seasonality %	24.2%	30.7%	26.4%	18.7%	100.0%

Total North American Hotels (as of September 30, 2006)

Acquisition property revenues - 5 Properties and 3,129 Rooms

Same store property revenues - 10 Properties and 4,610 Rooms

	Three Months Ended
	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	Total
Acquisition property revenues	$—	$31,667	$59,198	$111,663	$202,528
Same store property revenues	114,395	114,366	123,252	111,969	463,982

Total revenues	$114,395	$146,033	$182,450	$223,632	$666,510
Same store seasonality %	24.7%	24.6%	26.6%	24.1%	100.0%

European Hotels (as of September 30, 2006)

Acquisition property revenues - 1 Property and 236 Rooms

Same store property revenues - 3 Properties and 841 Rooms

	Three Months Ended
	December 31, 2005	March 31, 2006	June 30, 2006	September 30, 2006	Total
Acquisition property revenues	$—	$—	$—	$3,705	$3,705
Same store property revenues	18,923	17,303	25,814	27,433	89,473

Total revenues	$18,923	$17,303	$25,814	$31,138	$93,178
Same store seasonality %	21.1%	19.3%	28.9%	30.7%	100.0%

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments include (i) exclusion of Fairmont Chicago, Hotel del Coronado, Four Seasons Washington, D.C., Westin St. Francis, Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square and Fairmont Scottsdale Princess partial year results for the three months ended September 30, 2006 and 2005; exclusion of InterContinental Chicago, InterContinental Miami, Fairmont Chicago, Hotel del Coronado and Four Seasons Washington, D.C., Westin St. Francis, Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square and Fairmont Scottsdale Princess partial year results for the nine months ended September 30, 2006 and 2005; (ii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (iii) exclusion of Embassy Suites Lake Buena Vista Resort, Marriott Schaumburg, Marriott Rancho Las Palmas and Hilton Burbank Airport and Convention Center as these properties results of operations were reclassified to discontinued operations; and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of September 30, 2006)

7 Properties (three month period) and 5 Properties (nine month period)

3,540 Rooms (three month period) and 2,107 (six month period)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$198.88	$178.36	11.5%		$200.27	$186.73	7.3%
Average Occupancy	72.0%	72.3%	(0.3	)pts	73.2%	72.7%	0.5	pts
RevPAR	$143.21	$128.99	11.0%		$146.63	$135.72	8.0%
Total RevPAR	$254.83	$236.54	7.7%		$289.04	$267.94	7.9%
Property EBITDA Margin	25.4%	24.0%	1.4	pts	25.4%	23.1%	2.3	pts

Mexican Hotels (as of September 30, 2006)

2 Properties

385 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$340.91	$305.59	11.6%		$429.77	$365.39	17.6%
Average Occupancy	57.5%	66.3%	(8.8	)pts	66.7%	70.6%	(3.9	)pts
RevPAR	$196.10	$202.47	-3.1%		$286.50	$257.86	11.1%
Total RevPAR	$345.37	$361.73	-4.5%		$473.10	$440.73	7.3%
Property EBITDA Margin	17.3%	21.9%	(4.6	)pts	33.5%	30.9%	2.	6pts

North American Same Store Hotels (as of September 30, 2006)

9 Properties (three month period) and 7 Properties (nine month period)

3,925 Rooms (three month period) and 2,492 Rooms (nine month period)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$210.33	$189.81	10.8%		$233.39	$213.67	9.2%
Average Occupancy	70.6%	71.7%	(1.1	)pts	72.2%	72.4%	(0.2	)pts
RevPAR	$148.45	$136.15	9.0%		$168.49	$154.60	9.0%
Total RevPAR	$263.79	$248.73	6.1%		$317.80	$294.65	7.9%
Property EBITDA Margin	24.3%	23.7%	0.6	pts	27.3%	24.9%	2.4	pts

European Hotels (as of September 30, 2006)

3 Properties

841 Rooms

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$296.44	$265.23	11.8%		$262.32	$249.41	5.2%
Average Occupancy	89.9%	86.7%	3.2	pts	84.6%	80.1%	4.5	pts
RevPAR	$266.36	$229.86	15.9%		$221.83	$199.80	11.0%
Total RevPAR	$354.56	$304.79	16.3%		$307.28	$276.45	11.2%
Property EBITDA Margin	44.8%	46.0%	(1.2	)pts	39.7%	41.3%	(1.6	)pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three and nine months ended September 30, 2006 and 2005. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change
FAIRMONT CHICAGO
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$17,537	N/A	N/A	$48,222	N/A	N/A
Property EBITDA	$4,459	N/A	N/A	$10,512	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended September 30, 2005, average occupancy was 81.6%, ADR was $191.42, RevPAR was $156.15 and Total RevPAR was $258.99. For the nine months ended September 30, 2005, average occupancy was 74.3%, ADR was $183.42, RevPAR was $136.21 and Total RevPAR was $232.56.):

Rooms	685	N/A	N/A	685	N/A	N/A
Average occupancy	83.7%	N/A	N/A	76.1%	N/A	N/A
ADR	$208.73	N/A	N/A	$203.98	N/A	N/A
RevPAR	$174.71	N/A	N/A	$155.28	N/A	N/A
Total RevPAR	$277.73	N/A	N/A	$256.21	N/A	N/A
FAIRMONT SCOTTSDALE PRINCESS

No table has been provided since we did not own the property for the entire periods presented. For the three months ended September 30, 2006, average occupancy was 70.2%, ADR was $146.33, RevPAR was $102.69 and Total RevPAR was $248.31. For the three months ended September 30, 2005, average occupancy was 74.1%, ADR was $140.23, RevPAR was $103.94 and Total RevPAR was $257.76. For the nine months ended September 30, 2006, average occupancy was 78.2%, ADR was $226.96, RevPAR was $177.47 and Total RevPAR was $402.73. For the nine months ended September 30, 2005, average occupancy was 78.0%, ADR was $215.61, RevPAR was $168.12 and Total RevPAR was $383.39.

FOUR SEASONS WASHINGTON, D.C.
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$10,393	N/A	N/A	N/A	N/A	N/A
Property EBITDA	$937	N/A	N/A	N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended September 30, 2005, average occupancy was 36.0%, ADR was $489.90, RevPAR was $176.56 and Total RevPAR was $348.43. For the nine months ended September 30, 2006, average occupancy was 69.4%, ADR was $493.04, RevPAR was $342.22 and Total RevPAR was $610.63. For the nine months ended September 30, 2005, average occupancy was 28.0%, ADR was $532.97, RevPAR was $149.00 and Total RevPAR was $321.33.):

Rooms	211	N/A	N/A	N/A	N/A	N/A
Average occupancy	62.9%	N/A	N/A	N/A	N/A	N/A
ADR	$465.54	N/A	N/A	N/A	N/A	N/A
RevPAR	$293.04	N/A	N/A	N/A	N/A	N/A
Total RevPAR	$535.39	N/A	N/A	N/A	N/A	N/A
HOTEL DEL CORONADO
Selected Financial Information (This table includes financial information only for our period of ownership. Amounts below are 100% of operations, of which SHR owns 45%.):
Total revenues	$40,154	N/A	N/A	N/A	N/A	N/A
Property EBITDA	$18,405	N/A	N/A	N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended September 30, 2005, average occupancy was 92.7%, ADR was $358.33, RevPAR was $332.01 and Total RevPAR was $604.26. For the nine months ended September 30, 2006, average occupancy was 83.4%, ADR was $345.12, RevPAR was $287.73 and Total RevPAR was $559.32. For the nine months ended September 30, 2005, average occupancy was 84.7%, ADR was $316.98, RevPAR was $268.52 and Total RevPAR was $524.40.):

Rooms	679	N/A	N/A	N/A	N/A	N/A
Average occupancy	90.1%	N/A	N/A	N/A	N/A	N/A
ADR	$387.70	N/A	N/A	N/A	N/A	N/A
RevPAR	$349.21	N/A	N/A	N/A	N/A	N/A
Total RevPAR	$642.79	N/A	N/A	N/A	N/A	N/A

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change
HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$9,756	$9,908	(1.5)%		$30,672	$28,859	6.3%
Property EBITDA	$2,461	$2,509	(1.9)%		$8,080	$6,934	16.5%
Selected Operating Information:
Rooms	419	419	—		419	419	—
Average occupancy	77.3%	84.5%	(7.2	) pts	77.4%	79.7%	(2.3	) pts
ADR	$187.15	$165.45	13.1%		$184.03	$164.39	11.9%
RevPAR	$144.69	$139.77	3.5%		$142.38	$131.04	8.7%
Total RevPAR	$253.09	$257.03	(1.5)%		$268.14	$252.29	6.3%

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$6,193	$5,135	20.6%		$28,437	$26,836	6.0%
Property EBITDA	$311	$(124)	350.8%		$7,793	$6,809	14.5%

Selected Operating Information:
Rooms	696	696	—		696	696	—
Average occupancy	55.0%	47.2%	7.8	pts	69.3%	66.0%	3.3	pts
ADR	$108.20	$100.59	7.6%		$134.09	$132.60	1.1%
RevPAR	$59.47	$47.52	25.1%		$92.86	$87.51	6.1%
Total RevPAR	$96.72	$80.19	20.6%		$149.66	$141.24	6.0%

INTERCONTINENTAL CHICAGO
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$20,757	$17,621	17.8%		$52,699	N/A	N/A
Property EBITDA	$7,391	$6,164	19.9%		$17,187	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the nine months ended September 30, 2005, average occupancy was 73.2%, ADR was $177.94, RevPAR was $130.16 and Total RevPAR was $200.97.):

Rooms	792	807	(15)		792	N/A	N/A
Average occupancy	89.3%	83.0%	6.3	pts	80.0%	N/A	N/A
ADR	$210.91	$182.46	15.6%		$199.66	N/A	N/A
RevPAR	$188.25	$151.47	24.3%		$159.78	N/A	N/A
Total RevPAR	$284.87	$237.34	20.0%		$243.73	N/A	N/A
INTERCONTINENTAL MIAMI
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$6,669	$7,977	(16.4)%		$35,078	N/A	N/A
Property EBITDA	$(183)	$474	(138.6)%		$9,747	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the nine months ended September 30, 2005, average occupancy was 73.9%, ADR was $150.76, RevPAR was $111.35 and Total RevPAR was $193.24.):

Rooms	641	641	—		641	N/A	N/A
Average occupancy	52.2%	65.0%	(12.8	) pts	68.0%	N/A	N/A
ADR	$132.29	$119.30	10.9%		$174.99	N/A	N/A
RevPAR	$69.11	$77.57	(10.9)%		$118.96	N/A	N/A
Total RevPAR	$113.09	$135.27	(16.4)%		$200.45	N/A	N/A

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change

LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$12,423	$12,044	3.1%		$35,291	$33,305	6.0%
Property EBITDA	$4,373	$4,298	1.7%		$11,599	$11,137	4.1%

Selected Operating Information:
Rooms	342	342	—		342	342	—
Average occupancy	89.0%	90.8%	(1.8	) pts	87.3%	87.5%	(0.2	) pts
ADR	$302.84	$281.16	7.7%		$283.57	$263.92	7.4%
RevPAR	$269.49	$255.36	5.5%		$247.54	$231.00	7.2%
Total RevPAR	$394.83	$382.79	3.1%		$377.99	$356.71	6.0%

MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$10,161	$9,297	9.3%		$27,496	$25,514	7.8%
Property EBITDA	$2,327	$1,816	28.1%		$5,134	$3,811	34.7%

Selected Operating Information:
Rooms	389	390	(1)		389	390	(1)
Average occupancy	74.6%	75.5%	(0.9	) pts	63.7%	66.3%	(2.6	) pts
ADR	$139.30	$121.89	14.3%		$135.76	$120.44	12.7%
RevPAR	$103.88	$91.99	12.9%		$86.42	$79.85	8.2%
Total RevPAR	$310.96	$283.79	9.6%		$280.49	$259.61	8.0%

RITZ-CARLTON HALF MOON BAY
Selected Financial Information :
Total revenues	$16,240	$14,663	10.8%		$41,999	$37,486	12.0%
Property EBITDA	$4,174	$3,257	28.2%		$8,961	$6,451	38.9%

Selected Operating Information:
Rooms	261	261	—		261	261	—
Average occupancy	79.4%	76.0%	3.4	pts	71.8%	68.6%	3.	2 pts
ADR	$374.61	$356.22	5.2%		$344.50	$326.57	5.5%
RevPAR	$297.56	$270.61	10.0%		$247.45	$224.01	10.5%
Total RevPAR	$676.33	$610.65	10.8%		$589.43	$526.10	12.0%
RITZ-CARLTON LAGUNA NIGUEL

No table has been provided since we did not own the property for the entire periods presented. For the three months ended September 30, 2006, average occupancy was 78.0%, ADR was $421.13, RevPAR was $328.60 and Total RevPAR was $643.97. For the three months ended September 30, 2005, average occupancy was 66.7%, ADR was $397.26, RevPAR was $265.15 and Total RevPAR was $524.59. For the nine months ended September 30, 2006, average occupancy was 70.4%, ADR was $381.97, RevPAR was $269.05 and Total RevPAR was $549.47. For the nine months ended September 30, 2005, average occupancy was 50.5%, ADR was $343.97, RevPAR was $173.55 and Total RevPAR was $364.25.

WESTIN ST. FRANCIS
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$32,791	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$7,072	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended September 30, 2005, average occupancy was 89.0%, ADR was $171.92, RevPAR was $152.92 and Total RevPAR was $261.38. For the nine months ended September 30, 2006, average occupancy was 79.7%, ADR was $197.28, RevPAR was $157.27 and Total RevPAR was $294.47. For the nine months ended September 30, 2005, average occupancy was 83.1%, ADR was $175.56, RevPAR was $145.90 and Total RevPAR was $265.02.):

Rooms	1,195	N/A	N/A		N/A	N/A	N/A
Average occupancy	86.7%	N/A	N/A		N/A	N/A	N/A
ADR	$193.73	N/A	N/A		N/A	N/A	N/A
RevPAR	$167.89	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$298.26	N/A	N/A		N/A	N/A	N/A

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change
HYATT REGENCY NEW ORLEANS
Selected Financial Information (For 2006, no financial information is provided as the hotel is under redevelopment):
Total revenues	N/A	$6,024	N/A	N/A	$37,981	N/A
Property EBITDA	N/A	$126	N/A	N/A	$9,962	N/A

Selected Operating Information (For 2006, no statistics are provided as the hotel is under redevelopment. The number of rooms for the three and nine months ended September 30, 2005 was calculated using an average rate assuming no rooms were in use for the month of September due to the hurricane.):

Rooms	N/A	759	N/A	N/A	1,041	N/A
Average occupancy	N/A	52.5%	N/A	N/A	59.6%	N/A
ADR	N/A	$113.10	N/A	N/A	$137.32	N/A
RevPAR	N/A	$59.39	N/A	N/A	$81.86	N/A
Total RevPAR	N/A	$86.27	N/A	N/A	$133.65	N/A

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$4,077	$5,173	(21.2)%		$15,882	$16,496	(3.7)%
Property EBITDA	$267	$872	(69.4)%		$3,160	$3,476	(9.1)%
Selected Operating Information:
Rooms	240	240	—		240	240	—
Average occupancy	46.8%	59.9%	(13.1	) pts	58.2%	64.0%	(5.8	) pts
ADR	$228.16	$213.36	6.9%		$237.72	$219.47	8.3%
RevPAR	$106.69	$127.73	(16.5)%		$138.33	$140.37	(1.5)%
Total RevPAR	$184.65	$234.28	(21.2)%		$242.40	$251.77	(3.7)%

FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$8,156	$7,473	9.1%		$33,808	$29,225	15.7%
Property EBITDA	$1,845	$1,896	(2.7)%		$13,495	$10,667	26.5%

Selected Operating Information:
Rooms	145	140	5		145	140	5
Average occupancy	75.3%	77.2%	(1.9	) pts	80.7%	81.9%	(1.2	) pts
ADR	$456.73	$428.16	6.7%		$659.38	$560.75	17.6%
RevPAR	$344.09	$330.59	4.1%		$532.21	$459.27	15.9%
Total RevPAR	$611.39	$580.20	5.4%		$855.68	$764.65	11.9%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Change		2006	2005	Change
INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHR owned 35% prior to August 3, 2006):
Total revenues	$9,371	$9,068	3.3%		$26,522	$25,743	3.0%
Property EBITDA	$4,090	$4,268	(4.2)%		$11,310	$11,746	(3.7)%

Selected Operating Information:
Rooms	372	372	—		372	372	—
Average Occupancy	88.0%	86.6%	1.4	pts	82.2%	79.7%	2.5	pts
ADR	$209.23	$205.35	1.9%		$206.43	$208.00	(0.8)%
RevPAR	$184.15	$177.93	3.5%		$169.66	$165.77	2.3%
Total RevPAR	$273.81	$264.96	3.3%		$261.16	$253.49	3.0%

MARRIOTT HAMBURG
Selected Financial Information:
Total revenues	$5,258	$4,165	26.2%		$15,599	$12,619	23.6%
Property EBITDA	$1,324	$1,224	8.2%		$3,890	$3,786	2.7%

Selected Operating Information:
Rooms	277	277	—		277	277	—
Average occupancy	88.5%	84.7%	3.8	pts	85.6%	78.3%	7.3	pts
ADR	$167.22	$136.72	22.3%		$168.64	$146.20	15.3%
RevPAR	$148.04	$115.82	27.8%		$144.42	$114.46	26.2%
Total RevPAR	$206.33	$163.44	26.2%		$206.28	$166.87	23.6%
MARRIOTT LONDON GROSVENOR SQUARE

No table has been provided since we did not own the property for the entire periods presented. For the three months ended September 30, 2006, average occupancy was 90.1%, ADR was $366.31, RevPAR was $330.02 and Total RevPAR was $453.60. For the three months ended September 30, 2005, average occupancy was 81.6%, ADR was $289.91, RevPAR was $236.60 and Total RevPAR was $317.91. For the nine months ended September 30, 2006, average occupancy was 81.1%, ADR was $341.17, RevPAR was $276.69 and Total RevPAR was $404.64. For the nine months ended September 30, 2005, average occupancy was 78.0%, ADR was $297.88, RevPAR was $232.35 and Total RevPAR was $325.48.

PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$12,804	$10,349	23.7%		$28,428	$25,108	13.2%
Property EBITDA	$6,864	$5,360	28.1%		$12,797	$10,686	19.8%

Selected Operating Information:
Rooms	192	192	—		192	192	—
Average occupancy	95.3%	89.5%	5.8	pts	87.6%	83.5%	4.1	pts
ADR	$625.66	$553.01	13.1%		$495.96	$465.46	6.6%
RevPAR	$596.33	$494.99	20.5%		$434.57	$388.86	11.8%
Total RevPAR	$724.86	$585.88	23.7%		$542.35	$479.01	13.2%

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006		2005		2006		2005
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA
Fairmont Chicago (a)	$4,459	$4,459	$—	$2,367	$10,512	$10,512	$—	$2,367
Fairmont Scottsdale Princess (b)	—	1,254	—	—	—	1,254	—	—
Four Seasons Washington, D.C. (c)	937	937	—	—	—	6,251	—	—
Hotel del Coronado (d)	18,405	—	—	—	—	—	—	—
Hyatt Regency La Jolla at Aventine	2,461	2,461	2,509	2,509	8,080	8,080	6,934	6,934
Hyatt Regency Phoenix	311	311	(124)	(124)	7,793	7,793	6,809	6,809
InterContinental Chicago (e)	7,391	7,391	6,164	6,164	17,187	17,187	—	12,523
InterContinental Miami (e)	(183)	(183)	474	474	9,747	9,747	—	3,693
Loews Santa Monica Beach Hotel	4,373	4,373	4,298	4,298	11,599	11,599	11,137	11,137
Marriott Lincolnshire Resort	2,327	2,327	1,816	1,816	5,134	5,134	3,811	3,811
Ritz-Carlton Half Moon Bay	4,174	4,174	3,257	3,257	8,961	8,961	6,451	6,451
Ritz-Carlton Laguna Niguel (f)	—	7,329	—	—	—	7,329	—	—
Westin St. Francis (g)	7,072	7,072	—	—	—	9,689	—	—
Hyatt Regency New Orleans	—	(637)	126	126	—	(2,120)	9,962	9,962
Four Seasons Mexico City	267	267	872	872	3,160	3,160	3,476	3,476
Four Seasons Punta Mita Resort	1,845	1,845	1,896	1,896	13,495	13,495	10,667	10,667
InterContinental Prague (h)	4,090	2,752	4,268	—	11,310	2,752	11,746	—
Marriott Hamburg (i)	1,324	459	1,224	17	3,890	476	3,786	87
Marriott London Grosvenor Square (j)	—	1,344	—	—	—	1,344	—	—
Paris Marriott Champs Elysees (i)	6,864	3,439	5,360	2,185	12,797	4,241	10,686	2,653

	$66,117	$51,374	$32,140	$25,857	$123,665	$126,884	$85,465	$80,570

Adjustments:
Corporate expenses		$(5,764)		$(5,379)		$(18,353)		$(14,786)
Interest income		843		357		3,264		1,063
Equity in earnings of joint ventures		1,201		757		254		2,315
Other income, net		1,010		1,436		3,688		4,346
Income (loss) from discontinued operations (excluding minority interest)		89,194		(781)		88,235		4,266
Depreciation and amortization - discontinued operations		—		2,478		2,535		7,298
Interest expense - discontinued operations		618		1,324		1,918		3,703
Income taxes - discontinued operations		(281)		—		(3,981)		—
Minority interest income (expense) in consolidated affiliates		58		—		(731)		—
Adjustments from consolidated joint ventures		(1,126)		—		(3,296)		—
Adjustments from unconsolidated affiliates		7,655		1,113		21,519		3,135
Other adjustments		1		—		(199)		—

EBITDA		$144,783		$27,162		$221,737		$91,910

(a)	On September 1, 2005, we purchased the Fairmont Chicago. We have included the results of this hotel in Property EBITDA and EBITDA above for our period of ownership.
(b)	On September 1, 2006, we purchased the Fairmont Scottsdale Princess. We have included the results of this hotel in Property EBITDA and EBITDA above for our period of ownership.
(c)	On March 1, 2006, we purchased the Four Seasons Washington, D.C. We have included the results of this hotel in Property EBITDA and EBITDA above for our period of ownership.
(d)	On January 9, 2006 we closed the acquisition of a 45% joint venture ownership interest in SHC KSL Partners, LP, the existing owner of the Hotel del Coronado in Coronado, California (San Diego). We account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations. We have included the results of this hotel in Property EBITDA above for our period of ownership.
(e)	On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. We consolidate these hotels for reporting purposes. We have not included the results of these hotels in Property EBITDA above for the nine months ended September 30, 2005 since we did not own the properties for the entire period.
(f)	On July 7, 2006, we purchased the Ritz-Carlton Laguna Niguel. We have included the results of this hotel in Property EBITDA and EBITDA above for our period of ownership.
(g)	On June 1, 2006, we purchased the Westin St. Francis. We have not included the results of this hotel in Property EBITDA above since we did not own the property for the entire periods.
(h)	On August 3, 2006, we purchased our joint venture partner’s 65% interest in the entity that owns the InterContinental Prague. Prior to August 3, 2006 our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations.
(i)	We have leasehold interests in these properties. Therefore, EBITDA represents the lease revenue less the lease expense recorded in our statements. Property EBITDA represents the revenue less expenses generated by the property.
(j)	On August 31, 2006, we purchased the Marriott London Grosvenor Square. We have included the results of this hotel in Property EBITDA and EBITDA above for our period of ownership.